UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAG MAGNA CORP

(Exact name of registrant as specified in its charter)

WYOMING

(State or other jurisdiction of incorporation or organization)

2810

(Primary Standard Industrial Classification Code Number)

98162-6237

(I.R.S. Employer Identification Number)

Oleg Bilinski

Chief Executive Officer

325 W Washington St

Ste 2877

San Diego, CA 92103

Phone number +16204692043

Email address office@magmagna.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc.

30 N Gould St STE R

Sheridan, WY 82801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ( )

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	( )	Accelerated filer	( )
Non-accelerated filer	( )	Smaller reporting company	(X)
Emerging growth company	( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ( )

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	4,000,000	$0.025	$100,000	$11.02

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed. We require minimum funding of approximately $25,000 to conduct our proposed operations for a period of one year.

PRELIMINARY PROSPECTUS

MAG MAGNA CORP

4,000,000 SHARES OF COMMON STOCK

$0.025 PAR VALUE PER SHARE

Common Stock

This is the initial offering of common stock of Mag Magna Corp and no public market currently exists for the securities being offered. We are registering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.025 per share to the general public in best efforts offering. There is no minimum number of shares required to be purchased. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 365 days. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Director determines that it is in the best interest of the company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this prospectus is part.

The offering of the 4,000,000 shares is a “best effort” offering, which means that our sole officer and director, Oleg Bilinski, will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.025 per share for the duration of the offering. We don’t have a minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us.

Following the completion of this offering, Mr. Bilinski will own 100% of our outstanding common stock if no shares are sold and 52.94% of our outstanding common stock if all 4,000,000 shares are sold. Due to this he can make and control corporate decisions that may be disadvantageous to minority shareholders.

Prior to this offering, there has been no public market for our shares. Upon completion of this Offering, we will attempt to have our shares quoted on the OTC Pink tier operated by the OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTC Pink. To be quoted on the OTC Pink, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

Mag Magna Corp qualifies as smaller reporting company. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We do not consider ourselves a “shell company” or a “blank check company”. We are committed to implementing our business plan as described in herewith in the Prospectus. The management of the Company does not have plans or intentions to acquire or to be merged with an operating company, nor does our management or any of our stakeholders, have plans to enter into a change of control transaction. As of the date of this Prospectus, there have been no written communications as defined under Rule 405 of the Securities Act to prospective investors or investors.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our common stock under the heading “Risk Factors” starting on page 10 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission approved or disapproved of the securities that may be offered under this prospectus, nor have any of these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2022.

DESCRIPTION OF SECURITIES	38

LEGAL MATTERS	40

EXPERTS	40

WHERE YOU CAN FIND MORE INFORMATION	40

INDEX TO FINANCIAL STATEMENTS	42

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus, before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the Company”, “Mag Magna Corp” refer to Mag Magna Corp.

Overview

Mag Magna Corp is a Wyoming company incorporated on September 20, 2021. Mag Magna Corp is engaged in developing, marketing, and selling formula for feed additives development, using new technologies and elaborations.

Mag Magna Corp has a long-term partnership agreement with Ipax LLC (“Ipax”), a Wyoming company. Under the aforementioned Patent license and assignment agreement (“Agreement”), Mag Magna Corp has the exclusive right to develop, market, and sell a formula of feed additives that strengthens the immunity of poultry in the U.S. market.

According to Agreement, Ipax provides a unique chemical composition of the formula and advisory services to Mag Magna Corp that is focused on improving, promoting, boosting and enhancing formula for development of feed additives without antibiotics in the market. Together with Ipax, Mag Magna Corp introduces a methodology that allows raising poultry meat under industrial conditions, avoiding antibiotics at all stages of poultry breeding, both for therapeutic and prophylactic purposes. The two essential components are MAGA and CHASIS through which we can replace antibiotics with a more environmentally friendly formula. Growing the business and entering a new market, we plan to file an investigational new drug application (IND) to the U.S. Food and Drug Administration (FDA) and, therefore, initiate a clinical investigation of our products. Mag Magna Corp is an advanced company in the field of industrial cultivation based on an innovative approach, stability, confidentiality, and guarantee.

MAGA is a concentrated substance-immunostimulant for oral use. MAGA is an oily concentrate that dissolves well in water and has a characteristic smell of herbs and proves to be an essential component in poultry ration. Its properties include:

•	strengthening and stimulating the body's immune system;
•	ensuring energy exchange processes;
•	contributing to the restoration of optimal intestinal microflora;
•	eliminating inflammatory processes;
•	normalization of metabolism;
•	protecting from pathogenic microorganisms;
•	neutralizing the toxic manifestations;
•	activating enzyme reactions;
•	reducing the effect of stress factors;
•	bactericidal and hepatoprotective properties.

It is used to increase the assimilation of nutrients, eliminate intoxications, stimulate and normalize metabolism, increase the body's general resistance, and normalize digestive processes.

It should be noted that Ipax has already successfully registered its unique formula called ‘MAGA’ of Eastern Europe and got the certificate on 20th September 2017.

CHASIS is a concentrate with a characteristic smell of wormwood. CHASIS is a feed additive that contains a stabilizer of intestinal microflora. This stabilizer is used to stimulate metabolic processes, prevent bacterial and viral diseases, and adapt to adverse environmental conditions. It helps to inhibit the growth of pathogenic enterobacteria and normalize intestinal microflora. Moreover, it stabilizes the digestive system, increases nonspecific resistance and metabolic processes, has a positive effect on productivity, reproduction, bird safety, normalizes intestinal passage, saves feed consumption, and improves feed digestibility.

Product quality, safety, and the emergence and re-emergence of various diseases still present a challenge to the current market situation and future industry. Among the factors directly impacting the growth of the poultry industry are poultry immunity, health, and production. Foodborne and zoonotic diseases are strictly related to poultry. Spreading pathogens can represent a potential threat to human health. Apart from that, there are health hazards related to consuming foods with high antibiotic residues, and they remain a critical issue. However, it is necessary to point out that chickens are not susceptible to intranasal infection by the SARS-CoV-2 (COVID-19)

virus.

Immunity is one of the key factors in protecting animals and controlling diseases. The health of animals is mediated by immunity and the risk of infection and invading pathogens. Chickens develop their immune system during various stages of life. They also depend on different types of immunity to protect themselves, such as natural or innate immunity from limiting pathogen growth.

It should be noted that Ipax has already successfully registered its developed formula called ‘CHASIS’ in Eastern Europe and got the certificate on 25th July 2019. Moreover, after Ipax completed the full registration of the second formula, they successfully entered the market of Eastern Europe, where the company plans its further development.

Our Industry

The United States has a robust poultry industry, which makes up a significant part of the country agricultural economy. U.S. poultry farming is a large and growing sector, supported by competitive production structures, a variety of methods in poultry breeding, abundant domestic feed resources, and strong consumer appeal.

According to Poultry Global Market Report 2022, the global poultry market size is expected to grow to $493.21 billion in 2026 at a CAGR of 8.9%. Given the dynamics in the development of the poultry market, meat consumption in the U.S. is on the rise. The demand for chicken in the U.S. is linked to reduced consumption of beef and pork.

The U.S. Department of Agriculture (“USDA”) claims U.S. poultry production has a competitive advantage in the world due to abundant domestic feed resources, mainly soybean meal and corn. Poultry feeding is the key to quality and healthy human food products such as meat and eggs. Modern poultry genetics drove a dramatic increase in poultry farming, requiring less feed and time to produce chickens ready for consumption and resulting in highly competitive product prices.

Competition

The poultry industry is highly competitive, and some of our competitors have greater financial and marketing resources than we do. In the United States, we compete with other vertically integrated poultry companies engaged in developing of feed additives formulas.

In general, the competitive factors in the U.S. poultry industry include price, product quality, product development, brand identification, breadth of product line and customer service. Competitive factors vary by major market. In the feed additives market, we believe that competition is based on consistent quality, product development, service and price. In the U.S. retail market, we believe that product quality, brand awareness and customer service are the primary bases of competition.

Our Growth Strategy

Our growth strategy is focused on these major areas:

Expansion And Optimization

Mag Magna Corp plans to establish and grow future partner relationships with companies, ready and willing to introduce alternative to antibiotic feed additives. The initial focus is on optimizing existing facilities and incrementally expanding Company’s capabilities. We have explored opportunities and an increased demand for alternative feed additives that can be used to improve animal production, allowing us to take advantage of capacity expansion opportunities. Operations team continually works to identify production bottlenecks and develop plans to eliminate them. Furthermore, the Company aims at capitalizing on prosperous export market trends for U.S. poultry feed.

Continued Product Innovation

The Company aims to coordinate with the partners to continually develop new products and processes that meet their needs, including the opportunity to expand the depth and breadth of our further product offerings.

Corporate Information

Mag Magna Corp was incorporated in Wyoming on September 20, 2021. Our principal executive office is located at 325 W Washington St Ste 2877 San Diego, CA 92103, and our telephone number is +16204692043. Our website address is https://magmagna.com/. The information contained in, or accessible through, our website does not constitute part of this prospectus.

THE OFFERING

Common stock offered by us	4,000,000 shares
Common stock to be outstanding immediately after this offering	8,500,000 shares
Use of proceeds	We intend to use the net proceeds of this offering, together with our existing cash, to fund the continued development of the products and for working capital and general corporate purposes. See the section titled “Use of Proceeds.”
Risk factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

SUMMARY FINANCIAL DATA

The tables and information below are derived from our unaudited financial statements for the period from September 20, 2021 (Inception) to April 30, 2022.

MAG MAGNA CORP

BALANCE SHEET

	July 31, 2022	April 30, 2022
ASSETS
Current Assets
Checking/Savings
Сash and Cash Equivalents	4,503	4,501
Total Checking/Savings	4,503	4,501
Total Current Assets	4,503	4,501
Fixed Assets
Website Development	2,950	2,950
Total Fixed Assets	2,950	2,950
TOTAL ASSETS	7,453	7,450
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	2,950	2,950
Total Accounts Payable	2,950	2,950
Other Current Liabilities
Loan from Related Parties	3,061	-
Total Other Current Liabilities	3,061
Total Current Liabilities	6,011	2,950
Total Liabilities	6,011	2,950
Equity
Capital Stock	4,500	4,500
Retained Earnings	0	0
Net Income	(3,058)	1
Total Stockholders’ deficit	1,442	4,501
TOTAL LIABILITIES & STOCKHOLDER`S DEFICIT	7,453	7,451

The accompanying notes form an integral part of these financial statements.

MAG MAGNA CORP

STATEMENT OF OPERATIONS

	Three months ended July 31, 2022	September 20, 2021 (Inception date) - April 30, 2022
Revenues	-	-
Total Revenues	-	-
Operating Expenses
General and administrative expenses	3,000	-
Bank service charges	61	-
Total operating expenses	-	-
Net loss from operations	(3,061)	-
Other Income	2	1
Provision for income taxes	-	-
Net Income/Loss	(3,059)	1

Loss per common share – Basic & Diluted	-	-

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,500,000	4,500,000

The accompanying notes form an integral part of these financial statements.

Summary of Risks Related to Our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in “Risk Factors” immediately following this Prospectus Summary. These risks include, among others:

▪	Our operating results may fluctuate, and be difficult to predict, which may result in failing to meet expectations or any guidance we may provide.
▪	Our business is subject to risks arising from the COVID-19 pandemic and other epidemic diseases.
▪	Because we have a limited operating history, we may never generate any revenue or become profitable or, if we achieve profitability, we may not be able to sustain it.
▪	Our product candidates submitted to the FDA may obtain FDA approval later than anticipated.
▪	We cannot be certain that we will be able to obtain regulatory approval for, or successfully commercialize, any of our current or future product candidates.
▪	We currently have no marketing and sales organization and have no experience as a company in commercializing products, and we may need to invest significant resources to develop these capabilities. If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell our products, we may not be able to generate product revenue.
▪	MAGA and CHASIS may prove to be difficult to effectively commercialize as planned.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes included elsewhere in this prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, before making an investment decision. If any of the following risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Our operating results may fluctuate, and be difficult to predict, which may result in failing to meet expectations or any guidance we may provide.

Our future operating results may fluctuate significantly due to a number of factors, many of which are outside of our control, including, but not limited to:

▪	the level of demand for any approved products, which may vary significantly;
▪	expenditures that we may incur to develop or commercialize additional product candidates and technologies;
▪	high product candidates’ competition, or any change in the competitive landscape of our industry, including consolidation among our competitors or partners; and
▪	future accounting pronouncements or changes in our accounting policies; and
▪	changes in the demand for, and pricing of, products incorporating our product candidates.

The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results.

This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated revenue or earnings guidance we may provide.

We may encounter difficulties in managing our growth and expanding our operations successfully.

As our operations expand, we expect that we will need to manage additional relationships with various strategic partners, suppliers and other third parties. In addition, we may need to expand our facilities, including laboratory operations, and may be unable to do so on commercially reasonable terms, or at all. Our future financial performance and our ability to develop and commercialize our product candidates and to compete effectively will depend, in part, on our ability to manage any future growth effectively.

The expansion of our business and commercialization activities for our existing product candidates and further development of our product candidates are capital-intensive. We anticipate we may require additional financing to continue to fund our operations. Our future capital requirements will depend on, and could increase significantly as a result of, many factors including the costs, progress and timing of our efforts to approve and market out product candidates in the U.S. If funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our commercialization efforts or our technologies, research or development programs.

Our business is subject to risks arising from the COVID-19 pandemic and other epidemic diseases.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or elsewhere, our business may be adversely affected. COVID-19 has spread worldwide and has affected numerous economic sectors across the world, including poultry production. The measures taken by authorities have impacted, and may further impact, poultry production systems, work operations, the operations of partners, and suppliers. The outbreak of COVID-19 forced us to modify our business practices in order to comply with state mandated requirements for safety in the workplace to ensure the health, safety and well-being of our employees.

A recession or financial market correction resulting from the lack of containment and spread of COVID-19 could impact overall technology spending, adversely affecting demand for our products, our business and the value of our common stock.

An extended period of economic disruption as a result of the COVID-19 pandemic could have a material negative impact on our business, results of operations, access to sources of liquidity and financial condition, though the full extent and duration is uncertain.

Another pandemic, epidemic, or outbreak of an infectious disease could occur in the United States or worldwide, and such an event could adversely affect our business in ways that are similar to or different from the COVID-19 pandemic. We may be unable to properly anticipate or prepare for these events and, as a result, our business may be materially adversely impacted.

It is also worth paying attention to contagious diseases of bred birds: plague, pasteurellosis (cholera), paratyphoid (salmonellosis), aspergillosis, pullorosis (white bacillary diarrhea), coccidiosis and others. For many of them, effective treatment measures have not yet been developed, so special attention should be paid to disease prevention and compliance with sanitary and veterinary requirements. To improve safety in the poultry industry, certain measures must be taken. To protect against moving parts, all machines and equipment should be equipped with protective devices, fans should be covered with protective screens. Gloves must be worn when performing tasks that involve hand contact with birds. High standards of personal hygiene must be maintained and any injury to the body, however slight, if it comes from machinery or equipment or birds, must be treated immediately to prevent infection.

We face significant competition, and if our competitors market their feed additives or develop their technologies more effectively than we do, our business and our ability to develop and successfully commercialize products may be adversely affected.

We face substantial competition from many companies engaged in producing poultry feed additives in the United States. These competitive pressures could have a material adverse impact on our business, results of operations, or financial condition. Recently there has been an increased demand for feeds, particularly for ingredients that do not contain antibiotics.

We have been focused on conducting scientific research followed by practical testing applying technology for poultry production without using antibiotics. An organic egg was developed using our two main product candidates ‘CHASIS‘ and ‘MAGA.‘ Before starting to implement the program, among the arising problems were the accumulation of antibiotic residues in the final product, such as commercial eggs and egg powder, and reducing egg production. Feeding was carried out under the supervision of veterinarians under the provided scheme and accompanied by advice of IPAX specialists. Having received the egg and egg powder without residues of antibiotics and harmful substances, the effect of feed additives was studied. The conducted research was the next step towards getting the products certified and entering international markets with a qualitatively new product, the popularity, and demand for which is expanding and increasing FDA.

Our competitors have developed, are developing, or may develop product candidates competitive with our product candidates. Any product candidates that we successfully develop and commercialize will compete with already existing and those, developed in the nearest future. We believe that a significant number of products are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may attempt to develop product candidates. In particular, there is intense competition in producing antibiotic-free poultry meat. And demand for antibiotic-free products continues to increase in the U. S. We will compete with large companies that have been marketing their products for years. Moreover, there are continuously emerging new companies that develop their product candidates and enter the market.

We may be unable to retain our existing customers or attract new customers, therefore, our business, financial condition or results of operations could suffer.

Our success will depend substantially upon the retention of our existing customers and attracting new customers. We may be unable to retain our existing customers or attract new customers if we don’t provide quality poultry feed additives to the U.S. market. Our success in retaining and attracting customers will also depend on our ability to innovate successfully and promote our products rapidly. Effective company operations will result in managing their revenue cycle, increasing reimbursement rates, and improving cash flows.

To enter and remain competitive in the market, we will need to offer a healthy, antibiotic-free product. Moreover, we will need to complete a clinical study of our product candidates to obtain authorization from the Food and Drug Administration (FDA), which will take considerable amount of time and other sources. We may not be able to retain or attract customers if we use the wrong promotion techniques or if our pricing structure is not competitive. Our revenue depends in part upon maintaining high customer retention rates and our future growth depends on attracting new customers. If we are unable to maintain our customer retention rates, or if we are unable to attract new customers, our business, results of operations, or financial condition could be adversely impacted.

We may be unable to complete our preclinical and clinical investigations and fail to generate new products or expand the use of our existing products.

Our future success depends on both our existing products and new products that we may develop in future. We are going to commit substantial effort, funds and other resources to complete clinical testing and authorize the drugs. We may not be able to determine with accuracy when or whether any of our products under development will be approved or launched, or we may not be able to develop, authorize or otherwise acquire our products. In addition, we cannot predict whether any products, once launched, will be commercially successful or will achieve sales and revenue that are consistent with our expectations. The poultry industry is subject to regional and local trends and regulations and, as a result, products that are successful in some markets may not achieve similar success when introduced into other markets. Furthermore, we may not complete the research and prove that our products are not subject to unreasonable risk. If we are unable to generate new products or expand the use of our existing products, our business, financial condition and results of operations will be materially adversely affected.

Risks Related to Our Limited Operating History, Financial Position and Capital Requirements

Because we have a limited operating history, we may never generate any revenue or become profitable or, if we achieve profitability, we may not be able to sustain it.

We were incorporated on September 20, 2021, and as a result, we have limited operating history upon which a potential investor can evaluate our prospects and the potential of our business. We have focused primarily on business planning, raising capital, developing poultry breeding products and technology, further developing our product candidates, and preparing for our ongoing and planned studies and clinical trials. We plan to file IND and we do not know if our products will succeed in clinical development or become products of commercial value. We face all the risks inherent in a new business, and there can be no assurance that we will be successful and/or profitable. Our entry into the poultry industry and our lack of a significant operating history make it difficult to evaluate the risks and uncertainties we face. Our failure to address these risks and uncertainties could cause our business results to suffer.

We do not have any products approved for sale and have not generated any revenue since our inception. If our product candidates are not successfully developed and approved, we may never generate any significant revenue. All of our products will require substantial additional development time and resources before we would be able to apply for or receive regulatory approvals and begin generating revenue from product sales. We may incur losses for the foreseeable future, and we anticipate these losses may increase substantially as we continue our development of, seek regulatory approval for, and potentially commercialize any of our product candidates and seek to identify, assess, acquire, in-license, or develop additional products.

To become and remain profitable, we must succeed in developing and eventually commercializing our product candidates that generate significant revenue. This will require us to be successful in a range of challenging activities, including completing clinical trials of our poultry products, obtaining regulatory approval, and marketing and selling any products for which we may obtain regulatory approval. We are only in the preliminary stages of most of these activities. We may never succeed in these activities and, even if we do, may never generate revenues that are significant enough to achieve profitability. In addition, we have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the inorganic products industry. Because of the numerous risks and uncertainties associated with the development of feed additives, we are unable to accurately predict the timing or amount of increased expenses or when or if, we will be able to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable may have an adverse effect on the value of our company and could impair our ability to raise capital, expand our business, maintain our research and development efforts, diversify our product candidates or even continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

We may be deemed to be a “shell company” and as such shareholders may not be able to rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

We do not believe that the Company is a “shell company” as described under Rule 405 of Regulation C under the Securities Act of 1933, that has: no or nominal operations; and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. However, a designation as a “shell company” could result in the application of Rule 144(i), which would limit the availability of the exemption from registration provided in Rule 144 for certain shares of Company common stock and could result in certain persons affiliated with the Company being deemed “statutory underwriters under Rule 145(c). Some of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Pursuant to Rule 144, if we were designated a "shell company" as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, one year would be required to elapse from the time, we ceased to be a "shell company" and filed a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before our restricted shareholders could resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company, or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1. the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2. the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3. the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4. at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are not classified as a "shell company" under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. However, in the event we were to be so designated, you would be unable to sell your shares under Rule 144.

We will require substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

Based on our current operating expenses and working capital requirements, we expect them to increase in connection with our ongoing activities, particularly as we conduct our ongoing and planned clinical trials for our product candidates and seek regulatory approval for our current product candidates and any future product candidates we may develop. In addition, our plans may change, and/or we may use our capital resources more rapidly than we currently anticipate. We presently expect that our expenses will increase in connection with our ongoing activities to support our business operations inclusive of filing an IND and therefore we will require additional funding. Our future capital requirements will depend on many factors, including:

▪	the scope, progress, and results of our research and development processes;
▪	the costs and timing of manufacturing for current or future product candidates, including commercial-scale manufacturing, if any product candidate is approved;
▪	the costs, timing, and outcome of regulatory reviews of current or future product candidates;
▪	the scope, progress, results, costs, timing, and outcomes of any regulatory process and clinical trials conducted for any of our product candidates;
▪	the timing of entering into, and the terms of, any collaboration agreements with third parties relating to any of our product candidates;
▪	any delays or cost increases that may result from the COVID-19 pandemic or any other epidemic diseases;
▪	the costs of operating, expanding, and enhancing our operations to support our clinical activities and, if our product candidates are approved, commercialization activities;
▪	our ability to achieve sufficient market acceptance, coverage, and adequate reimbursement from third-party payors and adequate market share and revenue for any approved products;
▪	operating revenues, if any, received from sales of our product candidates, if any are approved by the FDA or other applicable regulatory agencies;
▪	the cost associated with being a public company, including obligations to regulatory agencies, and increased investor relations and corporate communications expenses; and
▪	the costs of additional general and administrative personnel, including accounting and finance, legal and human resources employees.

We intend to obtain additional financing for our business through public or private securities offerings, and also through entering agreements with our customers. We cannot provide any assurance that additional financing from these sources will be available on favorable terms, if at all. If we are unable to obtain adequate financing on a timely basis or on acceptable terms in the future, we would likely be required to delay, reduce or eliminate one or more of our product development activities, which could cause our business to fail.

Further, developing our product candidates and completing preclinical studies and clinical trials is a time-consuming, high-cost, and uncertain process that takes months to complete, and we may never generate the necessary data or results required to obtain regulatory approval and commercialize our product candidates. If approved, our product candidates may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of products that we do not expect to be commercially available for many years, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

There may also be financial problems due to financial loss or direct monetary damage associated with unforeseen payments, payment of fines, payment of additional taxes, etc.  In addition, financial losses may occur in the event of a shortfall or non-receipt of funds from these provided sources, in case of non-repayment of debts, non-payment by the buyer of the products supplied to him, a decrease in revenue due to a decrease in prices for goods and services sold.  Special types of monetary damage are associated with inflation, changes in the exchange rate, additional withdrawal of funds from enterprises to the state (republican, local) budget.  Along with irretrievable losses, there may also be temporary financial losses caused by the freezing of accounts, untimely disbursement of funds, and deferment of debt payments.

We will incur increased costs associated with, and our management will need to devote substantial time and effort to, compliance with public company reporting and other requirements.

As a public company, we incur significant legal, accounting and other expenses. In addition, the rules and regulations of the SEC and any national securities exchange to which we may be subject in the future impose numerous requirements on public companies, including requirements relating to our corporate governance practices, with which we will need to comply. Further, we will continue to be required to, among other things, file annual, quarterly and current reports with respect to our business and operating results. Based on currently available information and assumptions, we estimate that we will incur up to approximately $200,000 in expenses on an annual basis as a direct result of the requirements of being a publicly traded company. Our management will need to devote substantial time to gaining expertise regarding operations as a public company and compliance with applicable laws and regulations, and our efforts and initiatives to comply with those requirements could be expensive.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses. We will be subject to the reporting requirements of the Exchange Act, which will require, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. The increased costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Risks Related to Commercialization, Development and Regulatory Approval of Our Product Candidates

Our future product candidates that will be submitted to the FDA may obtain FDA approval later than anticipated.

The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign laws and regulations requires substantial time and financial resources. Failure to comply with the applicable U.S. requirements during the product development process, approval process, or after approval may subject an applicant to administrative or judicial sanctions. These sanctions could include, among other actions, the FDA’s refusal to approve pending applications, withdrawal of an approval, a clinical hold, untitled or warning letters, requests for voluntary product recalls or withdrawals from the market, product seizures, total or partial suspension of production or distribution injunctions, fines, refusals of government contracts, restitution, disgorgement, or civil or criminal penalties. After conducting preclinical tests and submitting the required data, the IND automatically becomes effective 30 days after receipt by the FDA. However, FDA may not approve the application in case there are raised concerns or questions related to a proposed clinical trial, which will delay obtainment of the approval.

The successful commercialization of our product candidates, if approved, will depend in part on the extent to which we will manage to market our products and coordinate with our partners. This will have a direct impact on our ability to generate revenue.

Our ability to cooperate with companies ready to integrate a feed-additives formula will have an effect on our ability to successfully commercialize our products in the future. Accordingly, we will need to successfully implement a marketing strategy for any approved product candidate. We cannot be sure that we will be able to find partners and sell our product candidates as anticipated. Once approved, we will start searching for companies for our future cooperation. However, this process is time-consuming and costly. There is no assurance that we will successfully sell our product candidates.

We cannot be certain that we will be able to obtain regulatory approval for, or successfully commercialize, any of our current or future product candidates.

We may not be able to develop our existing or any future product candidates. Our product candidates will require substantial additional clinical development, testing, and regulatory approval before we are permitted to commence commercialization. The clinical trials of our product candidates are, and the marketing of our product candidates will be, subject to extensive and rigorous review and regulation by numerous government authorities in the U.S., by Food and Drug Administration particularly, if approved, market any product candidate. Before obtaining regulatory approvals for the commercial sale of any product candidate, we must demonstrate through pre-clinical testing and clinical trials that the product candidate is safe and effective for use in each target indication. This process can take substantial amount of time and may include post-marketing studies and surveillance, which will require the expenditure of substantial resources. Of the large number of drugs in development in the U.S., only a small percentage successfully completes the FDA regulatory approval process and is commercialized. Accordingly, even if we are able to obtain the requisite financing to continue to fund our development and clinical programs, we cannot assure you that any of our product candidates will be successfully developed or commercialized. There may also be problems, that the business process is slower than planned (delay in the supply of equipment, materials, product sales, improperly planned business process without taking into account unforeseen delays).

In order to market our products in the U.S., we have to receive approval of a New Drug Application, or an NDA, for that product from the FDA, or in any foreign countries until we receive the requisite approval from such countries. Obtaining approval of an NDA is a complex, lengthy, expensive and uncertain process, and the FDA may delay, limit or deny approval of any product candidate for many reasons, including, among others:

▪	we may not obtain regulatory approvals and the subsequently comply with appropriate federal, state, local and foreign laws and regulations;
▪	the FDA may require that we conduct additional clinical trials;
▪	we may fail to successfully submit IND and become effective;
▪	we may fail satisfactory complete an FDA pre-approval inspection of the manufacturing facility or facilities at which the product candidate, or components thereof, are produced to assess compliance with the FDA’s cGMP requirements;
▪	the FDA may not accept data generated at our clinical trial sites;
▪	the results of our clinical trials may not meet the level of statistical or clinical significance required by the FDA for marketing approval;
▪	the FDA may not approve the manufacturing processes or facilities of third-party manufacturers with which we contract; or
▪	the FDA may change its approval policies or adopt new regulations.

Any of these factors, many of which are beyond our control, could jeopardize our ability to obtain regulatory approval for and successfully market any product candidate. Moreover, because a substantial portion of our business is or may be dependent upon our product candidates, any such setback in our pursuit of initial or additional regulatory approval would have a material adverse effect on our business and prospects.

Even if we receive regulatory approval for any product candidate, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense. Additionally, our product candidates, if approved, could be subject to labeling and other restrictions on marketing or withdrawal from the market, and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our product candidates, when and if any of them are approved.

Any regulatory approvals that we may receive for our product candidates will require the submission of reports to regulatory authorities, subject us to surveillance to monitor the safety and efficacy of the product, may contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, and may include burdensome post-approval study or risk management requirements. For example, the FDA may require a REMS as a condition of approval of our product candidates, which could include requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or a comparable foreign regulatory authority approves our product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for our products will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMPs and GCP requirements for any clinical trials that we conduct post-approval. Later discovery of previously unknown problems with our products, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

▪	restrictions on the marketing or manufacturing of our products, withdrawal of the product from the market or voluntary or mandatory product recalls;
▪	refusal by the FDA or other regulatory authorities to approve pending applications or supplements to approved applications submitted by us or suspension or revocation of approvals;
▪	to conduct post-marketing studies or clinical trials;
▪	restrictions on our ability to conduct clinical trials, including full or partial clinical holds on ongoing or planned trials;
▪	fines, restitutions, disgorgement of profits or revenues, warning letters, untitled letters or holds on clinical trials;
▪	warning letters, untitled letters, or adverse publicity requirements;
▪	refusal to permit the import or export of our products; and
▪	injunctions or the imposition of civil or criminal penalties.

The occurrence of any event or penalty described above may inhibit our ability to commercialize our product candidates and generate revenue and could require us to expend significant time and resources in response and could generate negative publicity.

The FDA’s and other regulatory authorities’ policies may change and additional government regulations may be promulgated that could prevent, limit or delay marketing authorization of any product candidates we develop. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may be subject to enforcement action and we may not achieve or sustain profitability.

We face significant competition, and if our competitors develop technologies or product candidates more rapidly than we do or their technologies are more effective, our business and our ability to develop and successfully commercialize products may be adversely affected.

Our competitors may develop their product candidates and technology faster and more efficiently than we do which will result in our failure to market our product candidates as anticipated. Our competitors have developed, are developing or may develop products, product candidates and processes competitive with our product candidates. Any product candidates that we successfully develop and commercialize will compete with existing products and new products that may become available in the future. We believe that a significant number of products are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may attempt to develop product candidates. There are a great number of companies in U.S. who offer antibiotic-free poultry products. Our competitors include larger companies producing antibiotic-free meat products. Moreover, we may also compete with those companies, who are just developing their feed additives and preparing to enter the U.S. market. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

Many of our competitors have significantly greater financial, technical, manufacturing, marketing, sales and supply resources or experience than we do. If we successfully obtain approval for any product candidate, we will face competition based on many different factors, including the safety and effectiveness of our products, the ease with which our products can be administered, the timing and scope of regulatory approvals for these products, the availability and cost of manufacturing, marketing and sales capabilities, price, reimbursement coverage and patent position. Competitive products approaches may make any products we develop obsolete or noncompetitive before we recover the expense of developing and commercializing our product candidates. Our competitors may have greater resources than we do, allowing them to advance faster than we are able to.

We currently have no marketing and sales organization and have no experience as a company in commercializing products, and we may need to invest significant resources to develop these capabilities. If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell our products, we may not be able to generate product revenue.

We have no internal sales, marketing or distribution capabilities, nor have we commercialized a product. If any of our product candidates ultimately receives regulatory approval, we must build a marketing and sales organization with technical expertise and supporting distribution capabilities to commercialize each such product in major markets, which will be expensive and time consuming. Alternatively, we may need to collaborate with third parties that have direct sales forces and established distribution systems, in lieu of or to augment our own sales force and distribution systems. We have no prior experience as a company in the marketing, sale and distribution of poultry additives and there are significant risks involved in building and managing of a sales organization, including our ability to hire, retain and incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively manage a geographically dispersed sales and marketing team. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of these products. We may not be able to enter into collaborations or hire consultants or external service providers to assist us in sales, marketing and distribution functions on acceptable financial terms, or at all. In addition, our product revenues and our profitability, if any, may be lower if we rely on third parties for these functions than if we were to market, sell and distribute any products that we develop ourselves. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we are not successful in commercializing our products, either on our own or through arrangements with one or more third parties, we may not be able to generate any future product revenue and we would incur significant additional losses.

Our future growth may depend, in part, on our ability to operate in foreign markets, where we would be subject to additional regulatory burdens and other risks and uncertainties.

Our future growth may depend, in part, on our ability to develop and commercialize our product candidates in foreign markets. We are not permitted to market or promote any of our product candidates before we receive regulatory approval from applicable regulatory authorities in foreign markets, and we may never receive such regulatory approvals for any of our product candidates. To obtain separate regulatory approval in many other countries we must comply with numerous and varying regulatory requirements regarding safety and efficacy and governing, among other things, clinical trials, commercial sales, pricing and distribution of our product candidates. If we obtain regulatory approval of our product candidates and ultimately commercialize our products in foreign markets, we would be subject to additional risks and uncertainties, including:

▪	reduced protection for intellectual property rights;
▪	the existence of additional third-party patent rights of potential relevance to our business;
▪	pricing pressure from vaccine procurement organizations;
▪	foreign reimbursement, pricing and insurance regimes;
▪	unexpected changes in tariffs, trade barriers and regulatory requirements;
▪	economic weakness, including inflation, or political instability in particular foreign economies and markets;
▪	differing regulatory requirements with respect to manufacturing of vaccine products; compliance with export control and import laws and regulations;
▪	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;
▪	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
▪	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and
▪	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.

MAGA and CHASIS may prove to be difficult to effectively commercialize as planned.

Various commercial, regulatory, and manufacturing factors may impact our ability to maintain or grow revenues from sales of MAGA and CHASIS. Among the difficulties we may meet are

▪	our inability to effectively transfer and scale manufacturing as needed to maintain an adequate commercial supply of these products;
▪	our inability to adequately market and increase sales of any of these products;
▪	reimbursement and medical policy changes that may adversely affect the pricing, profitability or commercial appeal of MAGA and CHASIS; and
▪	our inability to effectively identify and align with commercial partners outside the U.S., or the inability of those selected partners to gain the required regulatory, reimbursement, and other approvals needed to enable commercial success of our product candidates.

Our pre-commercial product candidates are expected to undergo clinical trials that are time-consuming and expensive, the outcomes of which are unpredictable, and for which there is a high risk of failure. If clinical trials of our product candidates fail to satisfactorily demonstrate safety and efficacy to the FDA and other regulators, we or our collaborators may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of these product candidates.

Pre-clinical testing and clinical trials are long, expensive and unpredictable processes that can be subject to extensive delays. We cannot guarantee that any clinical studies will be conducted as planned or completed on schedule, if at all. It may take several years to complete the pre-clinical testing and clinical development necessary to commercialize a drug, and delays or failure can occur at any stage. Interim results of clinical trials do not necessarily predict final results, and success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful. The design of a clinical trial can determine whether its results will support approval of a product and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced. An unfavorable outcome in one or more trials would be a major set-back for that product candidate and for us. Due to our limited financial resources, an unfavorable outcome in one or more trials may require us to delay, reduce the scope of, or eliminate one or more product development programs, which could have a material adverse effect on our business, prospects and financial condition and on the value of our common stock.

In connection with clinical testing and trials, we face a number of risks, including:

▪	the results may not confirm the positive results of earlier testing or trials; and
▪	the results may not meet the level of statistical significance required by the FDA or other regulatory agencies to establish the safety and efficacy of the product candidate.

If we do not successfully complete pre-clinical and clinical development, we will be unable to market and sell products derived from our product candidates and generate revenues. Even if we do successfully complete clinical trials, those results are not necessarily predictive of results of additional trials that may be needed before an NDA may be submitted to the FDA. Although there are a large number of drugs in development in the U.S. and other countries, only a small percentage result in the submission of an NDA to the FDA, even fewer are approved for commercialization, and only a small number achieve widespread physician and consumer acceptance following regulatory approval. If our clinical trials are substantially delayed or fail to prove the safety and effectiveness of our product candidates in development, we may not receive regulatory approval of any of these product candidates and our business, prospects and financial condition will be materially harmed.

Any third-party manufacturers we engage are subject to various governmental regulations, and we may incur significant expenses to comply with, and experience delays in, our product commercialization as a result of these regulations.

In future we will engage companies in order to sell our feed additives formula and market our products. This will include documents preparation, testing, quality assurance, labeling, packaging, sterilization, storage and shipping of product candidates. Any inspection by the FDA could lead to additional compliance requests that could cause delays in our product commercialization. Failure to comply with applicable FDA requirements, or later discovery of previously unknown problems with the manufacturing processes and facilities of third-party manufacturers we engage, including the failure to take satisfactory corrective actions, can result in, among other things:

▪	the FDA’s refusal to grant pending future clearance or pre-market approval;
▪	administrative or judicially imposed sanctions;
▪	injunctions or the imposition of civil penalties;
▪	recall or seizure of the product in question;
▪	total or partial suspension of production or distribution;
▪	withdrawal or suspension of marketing clearances or approvals;
▪	clinical holds;
▪	refusal to permit the export of the product in question;
▪	warning letters; and
▪	criminal prosecution.

Any of these actions, in combination or alone, could prevent us from marketing, distributing or selling our products, and would likely harm our business.

In addition, a product defect or regulatory violation could lead to a government-mandated or voluntary recall by us. We believe the FDA would request that we initiate a voluntary recall if a product was defective or presented a risk of injury or gross deception. Regulatory agencies in other countries have similar authority to recall drugs or devices because of material deficiencies or defects in design or manufacture that could endanger health. Any recall would divert our management attention and financial resources, expose us to product liability or other claims, and harm our reputation with customers.

Even if we, or our collaborators, obtain marketing approvals for our product candidates, the terms of approvals and ongoing regulation of our products may limit how we or they market our products, which could materially impair our ability to generate revenue.

Even if we receive regulatory approval for a product candidate, this approval may carry conditions that limit the market for the product or put the product at a competitive disadvantage relative to alternative therapies. For instance, a regulatory approval may limit the indicated uses for which we can market a product or the patient population that may utilize the product, or may be required to carry a warning in its labeling and on its packaging. Products with black box warnings are subject to more restrictive advertising regulations than products without such warnings. These restrictions could make it more difficult to market any product candidate effectively. Accordingly, assuming we, or our collaborators, receive marketing approval for one or more of our product candidates, we, and our collaborators expect to continue to expend time, money and effort in all areas of regulatory compliance.

We rely on third parties to conduct our clinical trials and perform data collection and analysis, which may result in costs and delays that prevent us from successfully commercializing product candidates.

We may on medical institutions, clinical investigators, contract research organizations, contract laboratories, and collaborators to perform data collection and analysis and others to carry out our clinical trials. Our development activities or clinical trials conducted in reliance on third parties may be delayed, suspended, or terminated if:

▪	the third parties do not successfully carry out their contractual duties or fail to meet regulatory obligations or expected deadlines;
▪	we replace a third party; or
▪	the quality or accuracy of the data obtained by third parties is compromised due to their failure to adhere to clinical protocols, regulatory requirements, or for other reasons.

In addition, our or a third party’s failure to execute on our manufacturing requirements on commercially reasonable terms and in compliance with FDA or other regulatory requirements could adversely affect our business in a number of ways, including:

▪	a delay in submitting regulatory applications, or receiving marketing approvals, for our product candidates;
▪	subjecting third-party manufacturing facilities or our potential future manufacturing facilities to additional inspections by regulatory authorities;
▪	an inability to initiate clinical trials of our product candidates under development;
▪	in the event of approval to market and commercialize our product candidates, an inability to meet commercial demands for our product candidates or any other future product candidates.

Third party performance failures may increase our development costs, delay our ability to obtain regulatory approval, and delay or prevent the commercialization of our product candidates. While we believe that there are numerous alternative sources to provide these services, in the event that we seek such alternative sources, we may not be able to enter into replacement arrangements without incurring delays or additional costs.

Risks Related to Our Structure, Organization, and Operation

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

The global credit and financial markets continue to experience extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development plans.

If we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Pursuant to Section 404 of the Sarbanes-Oxley Act, our management conducted an assessment of the effectiveness of our internal controls over financial reporting for the period ended July 31, 2022 and concluded that such control was effective. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we may need to implement additional financial and management controls, reporting systems and procedures; and hire additional accounting and finance staff. If we or, if required, our auditors are unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in our financial reporting and the trading price of our common stock may decline.

We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begin its Section 404 reviews, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Oleg Bilinski, our sole officer and director will only be devoting limited time to our operations. Even if our sole officer and director were to devote approximately 40 hours of his time to our operations per week, there would be a possibility that our operations may be sporadic and occur because all this time could be not enough for our business. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Risks Related to Our Intellectual Property

We might be unable to obtain and maintain patent protection for our product candidates, and our competitors could develop and commercialize products similar or identical to ours.

Our ability to successfully commercialize our product candidates may be adversely affected if we fail to obtain and maintain patent protection in the United States and other countries with respect to our product candidates and other technologies we may develop. Animal feed additives companies devote significant financial resources to discovering, developing or licensing their products that could make our product candidates obsolete. Our competitors may obtain patent protection, receive FDA approval, and commercialize medicines before us. Other companies are or may become engaged in the testing of product candidates that may compete with the product candidates we are developing.

The patent prosecution process is expensive, time-consuming, and complex, and we or our licensors may not be able to file, prosecute or maintain all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output in time to obtain patent protection.

In addition, our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our inventions and the prior art allow our inventions to be patentable over the prior art. Also, we cannot assess the full scale of the feed additives companies that are currently on the U.S. market. Therefore, we cannot be certain that we or our licensors were the first to make the inventions claimed in any of our owned or licensed patents or pending patent applications, or that we or our licensors were the first to file for patent protection of such inventions. This may result in us needing to obtain additional licenses, which could have a financial impact, or ceasing development of our candidates if not able to obtain additional necessary licenses. The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has been the subject of much litigation in recent years. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our patent applications may not result in patents being issued which protect our product candidates or proprietary technologies we may develop or which effectively prevent others from commercializing competitive technologies and products.

Moreover, the claim coverage in a patent application can be significantly reduced before the patent is granted. Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us or otherwise provide us with any competitive advantage. Any patents issuing from our patent applications may be challenged, narrowed, circumvented or invalidated by third parties. Even if a patent is granted, our competitors or other third parties may be able to circumvent the patent by developing similar or alternative technologies or products in a non-infringing manner which could materially adversely affect our business, financial condition, results of operations and prospects. In addition, given the amount of time required for the development, testing and regulatory review of our product candidates, patents protecting the product candidates might expire before or shortly after such product candidates are commercialized. As a result, our intellectual property may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

The issuance of a patent is not conclusive as to its inventorship, scope, validity, or enforceability and our patents may be challenged in the courts or patent offices in the United States and abroad. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, our patent rights, allow third parties to commercialize our therapeutic programs and other proprietary technologies we may develop and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us.

Moreover, some of our owned and in-licensed patent rights may in the future be, co-owned with third parties. If we are unable to obtain an exclusive license to any such third-party co-owners’ interest in such patent rights, such co-owners may be able to license their rights to other third parties, including our competitors, and our competitors could market competing products and technology. In addition, we may need the cooperation of any such co-owners of such patent rights in order to enforce such patent rights against third parties, and such cooperation may not be provided to us. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

We may not be able to adequately protect our proprietary product candidates, and our competitors may be able to offer similar products which would harm our competitive position.

Our success depends upon our product candidates. We rely or may rely primarily on copyright, service mark, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. As part of our confidentiality procedures, we may enter non-disclosure agreements with our employees and consultants. Despite these precautions, third parties could copy or otherwise obtain and use our product candidates without authorization, or develop similar ones independently. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop, duplicate our products and services.

Risks Related to This Offering and Our Common Stock

The proceeds from this offering may be insufficient to achieve substantial revenues and profitable operations and we may need to obtain additional financing.

Currently we have not enough operating funds required for completing our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of April 30, 2022, we had cash in the amount of 4,500.75 and liabilities of $2,950. The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We require minimum funding of approximately $25,000 to conduct our proposed operations for a period of one year.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations and further develop existing and new product candidates. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations and further develop existing and new product candidates. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations. In this situation, it is worth considering innovation risk (related to the fact that an innovation, on the development of which significant funds were spent, will not find demand in the market).

We are a smaller reporting company, and the reduced disclosure requirements applicable to smaller reporting companies may make our common stock less attractive to investors.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have provided only one year of audited financial statements that would be required if we were not an emerging growth company. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be reduced or more volatile.

We are a smaller reporting company as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are not an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, Oleg Bilinski, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $100,000 from this offering, we may have to seek alternative financing to implement our business plan.

We are not required to raise a minimum amount in this Offering.

We do not have a minimum amount we must raise in order to accept proceeds in this offering. We may only raise a minimum of capital, which would leave us with insufficient capital to implement our business plan, which may result in a complete loss of your investment in the Company unless we are able to raise the required capital from alternative sources. We cannot assure you that alternative capital or financing would be available.

Our stock price may be volatile, and purchasers of our common stock may incur substantial losses.

Our stock price is likely to be volatile. The stock market in general and the market for stock of pharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the initial public offering price. If our common stock is approved for trading or quotation, the market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

▪	results of our preclinical studies and clinical trials, and the results of trials of our competitors or those of other companies in our market sector;
▪	our ability to enroll subjects in our future clinical trials;
▪	regulatory developments in the United States and foreign countries;
▪	regulatory approval of our product candidates, or limitations to specific label indications or target populations for its use, or changes or delays in the regulatory review process;
▪	changes in the structure of healthcare payment systems;
▪	the success or failure of our efforts to develop, acquire or license additional vaccine candidates;
▪	innovations, clinical trial results, product approvals and other developments regarding our competitors;
▪	manufacturing, supply or distribution delays or shortages;
▪	any changes to our relationship with any manufacturers, suppliers, collaborators or other strategic partners;
▪	achievement of expected product sales and profitability;
▪	variations in our financial results or those of companies that are perceived to be similar to us;
▪	market conditions in the pharmaceutical sector;
▪	trading volume of our common stock;
▪	sales of our common stock;
▪	an inability to obtain additional funding;
▪	general economic, industry and market conditions other events or factors, many of which are beyond our control;
▪	additions or departures of key personnel;
▪	regulatory developments;
▪	changes in our capital structure, such as future issuances of securities and the incurrence of additional debt; and
▪	changes in accounting standards, policies, guidelines, interpretations or principles.

In addition, in the past, stockholders have initiated class action lawsuits against biopharmaceutical companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause us to incur substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

We may also have risks associated with the possibility of losses in the sale of securities or other goods due to a change in the assessment of their quality and use value. These may include:

a). possible losses caused by the inability to buy or sell an asset in the required quantity in a sufficiently short period of time due to deteriorating market conditions;

b). the possibility of a shortage of cash or highly liquid assets to fulfill obligations to counterparties.
 Risks associated with capital investment (investment risks) are divided into:
- the risk of lost profits;

- the risk of a decrease in profitability;

- the risk of direct financial losses.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We do not currently intend to pay dividends on our common stock; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us when our Board of Directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to the development of our business and to increase our working capital. There can be no assurance that we will ever have sufficient earnings to declare and pay cash dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

The company may also have interest risks (the risk of losses by commercial banks, credit institutions, investment institutions as a result of an increase in interest rates paid by them on attracted funds over the rates on loans granted). Interest risks also include the risks of losses that investors may incur due to changes in dividends on shares, interest rates on the market for bonds, certificates and other securities. And the risk of bankruptcy (danger resulting from the wrong choice of capital investment, the complete loss of the entrepreneur's own capital and his inability to pay off his obligations).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, research and development plans, the anticipated timing, costs, design and conduct of our ongoing and planned preclinical studies and planned clinical trials for our product candidates, the timing and likelihood of regulatory filings and approvals for our product candidates, our ability to commercialize our product candidates, if approved, the impact of COVID-19 on our business, the pricing and reimbursement of our product candidates, if approved, the potential to develop future product candidates, the potential benefits of strategic collaborations and our intent to enter into any strategic arrangements, the timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated product development efforts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See the section titled “Where You Can Find More Information.”

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon them.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis and we require minimum funding of approximately $25,000 to conduct our proposed operations for a period of one year. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	$25,000	$50,000	$75,000	$100,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$17,000	$42,000	$67,000	$92,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Office & Laboratory	3,000	$3,000	$3,500	$4,500
Professional Equipment/Software	4,000	$5,000	$5,500	$7,000
Payment for certification(s)/ permit(s)	-	$4,000	$5,000	$6,000
Inventories	-	$3,000	$5,500	$7,000
Marketing	-	$7,000	$17,500	$37,500
Sales	-	$10,000	$20,000	$30,000

The above figures represent only estimated costs for the next 24 months. Funds may be allocated in differing quantities should the Company determine at a later date it would be in the Company’s best interests. The Company estimates the costs of this offering at about $40,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of July 31, 2022:

July 31, 2022
Current Assets	$7,453
Current liabilities	$6,011
Stockholder’s deficit:
Common stock	$4,500
Stock subscription receivable	$(4,500)
Accumulated deficit	$1,442
Total stockholders’ equity	$1,442
Total capitalization	$1,442

DILUTION

If you purchase shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock and warrant and the net tangible book value per share of our common stock after this offering. As of July 31, 2022, the historical net tangible book value was ($1,508.00), or approximately ($0.0003) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of July 31, 2022.  “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

Assuming completion of the offering, there will be up to 8,500,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

If we issue any additional shares in connection with outstanding options or warrants, there will be additional dilution.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.025	$0.025	$0.025	$0.025
Post offering net tangible book value	$6,492	$31,492	$56,492	$81,492
Post offering net tangible book value per share	$0.001	$0.005	$0.008	$0.010
Pre-offering net tangible book value per share	-0.0003	-0.0003	-0.0003	-0.0003
Increase (Decrease) in net tangible book value per share after offering	$0.002	$0.005	$0.008	$0.010
Dilution per share	$0.024	$0.020	$0.017	$0.015
% dilution	95.28%	80.62%	69.87%	61.65%
Capital contribution by purchasers of shares	$25,000	$50,000	$75,000	$100,000
Capital Contribution by existing stockholders	$4,500	$4,500	$4,500	$4,500
Percentage capital contributions by purchasers of shares	84.75%	91.74%	94.34%	95.69%
Percentage capital contributions by existing stockholders	15.25%	8.26%	5.66%	4.31%
Gross offering proceeds	$25,000	$50,000	$75,000	$100,000
Anticipated net offering proceeds	$17,000	$42,000	$67,000	$92,000
Number of shares after offering held by public investors	1,000,000	2,000,000	3,000,000	4,000,000
Total shares issued and outstanding	5,500,000	6,500,000	7,500,000	8,500,000
Purchasers of shares percentage of ownership after offering	18.18%	30.77%	40.00%	47.06%
Existing stockholders’ percentage of ownership after offering	81.82%	69.23%	60.00%	52.94%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives, expectations, intentions and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth in the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section titled “Special Note Regarding Forward-Looking Statements.”

Overview

Mag Magna Corp is a Wyoming company incorporated on September 20, 2021. Mag Magna Corp is engaged in developing, marketing, and selling formula for feed additives development, using new technologies and elaborations.

Mag Magna Corp has a long-term partnership agreement with Ipax LLC (“Ipax”), a Wyoming company. Under the aforementioned Patent license and assignment agreement (“Agreement”), Mag Magna Corp has the exclusive right to develop, market, and sell a formula of feed additives that strengthens the immunity of poultry in the U.S. market.

According to Agreement, Ipax provides a unique chemical composition of the formula and advisory services to Mag Magna Corp that is focused on improving, promoting, boosting and enhancing formula for development of feed additives without antibiotics in the market. Together with Ipax, Mag Magna Corp introduces a methodology that allows raising poultry meat under industrial conditions, avoiding antibiotics at all stages of poultry breeding, both for therapeutic and prophylactic purposes. The two essential components are MAGA and CHASIS through which we can replace antibiotics with a more environmentally friendly formula. Growing the business and entering a new market, we plan to file an investigational new drug application (IND) to the U.S. Food and Drug Administration (FDA) and, therefore, initiate a clinical investigation of our products. Mag Magna Corp is an advanced company in the field of industrial cultivation based on an innovative approach, stability, confidentiality, and guarantee.

MAGA is a concentrated substance-immunostimulant for oral use. MAGA is an oily concentrate that dissolves well in water and has a characteristic smell of herbs and proves to be an essential component in poultry ration. Its properties include:

•	strengthening and stimulating the body's immune system;
•	ensuring energy exchange processes;
•	contributing to the restoration of optimal intestinal microflora;
•	eliminating inflammatory processes;
•	normalization of metabolism;
•	protecting from pathogenic microorganisms;
•	neutralizing the toxic manifestations;
•	activating enzyme reactions;
•	reducing the effect of stress factors;
•	bactericidal and hepatoprotective properties.

It is used to increase the assimilation of nutrients, eliminate intoxications, stimulate and normalize metabolism, increase the body's general resistance, and normalize digestive processes.

It should be noted that Ipax has already successfully registered its unique formula called ‘MAGA’ of Eastern Europe and got the certificate on 20th September 2017.

CHASIS is a concentrate with a characteristic smell of wormwood. CHASIS is a feed additive that contains a stabilizer of intestinal microflora. This stabilizer is used to stimulate metabolic processes, prevent bacterial and viral diseases, and adapt to adverse environmental conditions. It helps to inhibit the growth of pathogenic enterobacteria and normalize intestinal microflora. Moreover, it stabilizes the digestive system, increases nonspecific resistance and metabolic processes, has a positive effect on productivity, reproduction, bird safety, normalizes intestinal passage, saves feed consumption, and improves feed digestibility.

Product quality, safety, and the emergence and re-emergence of various diseases still present a challenge to the current market situation and future industry. Among the factors directly impacting the growth of the poultry industry are poultry immunity, health, and production. Foodborne and zoonotic diseases are strictly related to poultry. Spreading pathogens can represent a potential threat to human health. Apart from that, there are health hazards related to consuming foods with high antibiotic residues, and they remain a critical issue. However, it is necessary to point out that chickens are not susceptible to intranasal infection by the SARS-CoV-2 (COVID-19)

virus.

Immunity is one of the key factors in protecting animals and controlling diseases. The health of animals is mediated by immunity and the risk of infection and invading pathogens. Chickens develop their immune system during various stages of life. They also depend on different types of immunity to protect themselves, such as natural or innate immunity from limiting pathogen growth.

It should be noted that Ipax has already successfully registered its developed formula called ‘CHASIS’ in Eastern Europe and got the certificate on 25th July 2019. Moreover, after Ipax completed the full registration of the second formula, they successfully entered the market of Eastern Europe, where the company plans its further development.

Components of Results of Operations

Operating Expenses

Research and Development

Research and development expenses consist primarily of external and internal costs related to the development of product candidates. Research and development expenses are recognized as incurred and payments made prior to the receipt of goods or services to be used in research and development are capitalized until the goods or services are received.

There are numerous factors associated with the successful development and regulatory approval of any of our product candidates, including future clinical trials and various regulatory requirements, as well as the safety and efficacy of our product candidates, which cannot be determined with accuracy at this time. We may never succeed in obtaining regulatory approval for any of our product candidates. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. At this time, we cannot reasonably estimate or know the nature, timing and costs of the efforts that will be necessary to complete the preclinical and clinical development of any of our product candidates. In addition, we cannot forecast which product candidates may be subject to future collaborations, when such arrangements will be secured, if at all, and to what degree such arrangements would affect our development plans and capital requirements. However, we expect that our research and development expenses will increase substantially in connection with our planned preclinical and clinical development activities in the near term and in the future.

General and Administrative

General and administrative expenses consist of personnel-related costs, including salaries, employee benefits, and stock-based compensation charges for personnel in executive, finance and other administrative functions. Other significant costs include facility-related costs, legal fees relating to intellectual property and corporate matters, professional fees for accounting and consulting services, and insurance costs. We anticipate that our general and administrative expenses will increase substantially for the foreseeable future to support our continued research and development activities, pre-commercial preparation activities for our product candidates, and, if any vaccine candidate receives marketing approval, commercialization activities. Following the completion of this offering, we also anticipate increased expenses related to audit, legal, regulatory, and tax-related services associated with maintaining compliance with exchange listing and SEC requirements, director and officer insurance premiums, and investor relations costs associated with operating as a public company.

Critical Accounting Policies and Significant Judgments and Estimates

Our financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, costs, and expenses and the disclosure of contingent assets and liabilities in our financial statements and accompanying notes. We base our estimates and assumptions on historical experience and other factors that we believe to be reasonable under the circumstances. We evaluate our estimates and judgments on an ongoing basis. We base our estimates on historical experience, known trends and events, and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ materially from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our audited financial statements and Note 2 to our unaudited interim condensed financial statements included elsewhere in this prospectus, we believe that the following accounting policies are the most critical for fully understanding and evaluating our financial condition and results of operations.

Off-Balance Sheet Arrangements

During the periods presented we did not have, nor do we currently have, any off-balance sheet arrangements as defined under SEC rules.

BUSINESS

Overview

Mag Magna Corp is a Wyoming company incorporated on September 20, 2021. Mag Magna Corp is engaged in developing, marketing, and selling formula for feed additives development, using new technologies and elaborations.

Mag Magna Corp has a long-term partnership agreement with Ipax LLC (“Ipax”), a Wyoming company. Under the aforementioned Patent license and assignment agreement (“Agreement”), Mag Magna Corp has the exclusive right to develop, market, and sell a formula of feed additives that strengthens the immunity of poultry in the U.S. market.

According to Agreement, Ipax provides a unique chemical composition of the formula and advisory services to Mag Magna Corp that is focused on improving, promoting, boosting enhancing formula for development of feed additives without antibiotics in the market. Together with Ipax, Mag Magna Corp introduces a methodology that allows raising poultry meat under industrial conditions, avoiding antibiotics at all stages of poultry breeding, both for therapeutic and prophylactic purposes. The two essential components are MAGA and CHASIS through which we can replace antibiotics with a more environmentally friendly formula. Growing the business and entering a new market, we plan to file an investigational new drug application (IND) to the U.S. Food and Drug Administration (FDA) and, therefore, initiate a clinical investigation of our products. Mag Magna Corp is an advanced company in the field of industrial cultivation based on an innovative approach, stability, confidentiality, and guarantee.

MAGA is a concentrated substance-immunostimulant for oral use. MAGA is an oily concentrate that dissolves well in water and has a characteristic smell of herbs and proves to be an essential component in poultry ration. Its properties include:

•	strengthening and stimulating the body's immune system;
•	ensuring energy exchange processes;
•	contributing to the restoration of optimal intestinal microflora;
•	eliminating inflammatory processes;
•	normalization of metabolism;
•	protecting from pathogenic microorganisms;
•	neutralizing the toxic manifestations;
•	activating enzyme reactions;
•	reducing the effect of stress factors;
•	bactericidal and hepatoprotective properties.

It is used to increase the assimilation of nutrients, eliminate intoxications, stimulate and normalize metabolism, increase the body's general resistance, and normalize digestive processes.

It should be noted that Ipax has already successfully registered its unique formula called ‘MAGA’ of Eastern Europe and got the certificate on 20th September 2017.

CHASIS is a concentrate with a characteristic smell of wormwood. CHASIS is a feed additive that contains a stabilizer of intestinal microflora. This stabilizer is used to stimulate metabolic processes, prevent bacterial and viral diseases, and adapt to adverse environmental conditions. It helps to inhibit the growth of pathogenic enterobacteria and normalize intestinal microflora. Moreover, it stabilizes the digestive system, increases nonspecific resistance and metabolic processes, has a positive effect on productivity, reproduction, bird safety, normalizes intestinal passage, saves feed consumption, and improves feed digestibility.

Product quality, safety, and the emergence and re-emergence of various diseases still present a challenge to the current market situation and future industry. Among the factors directly impacting the growth of the poultry industry are poultry immunity, health, and production. Foodborne and zoonotic diseases are strictly related to poultry. Spreading pathogens can represent a potential threat to human health. Apart from that, there are health hazards related to consuming foods with high antibiotic residues, and they remain a critical issue. However, it is necessary to point out that chickens are not susceptible to intranasal infection by the SARS-CoV-2 (COVID-19) virus.

Immunity is one of the key factors in protecting animals and controlling diseases. The health of animals is mediated by immunity and the risk of infection and invading pathogens. Chickens develop their immune system during various stages of life. They also depend on different types of immunity to protect themselves, such as natural or innate immunity from limiting pathogen growth.

It should be noted that Ipax has already successfully registered its developed formula called ‘CHASIS’ in Eastern Europe and got the certificate on 25th July 2019. Moreover, after Ipax completed the full registration of the second formula, they successfully entered the market of Eastern Europe, where the company plans its further development.

Our Industry

The U.S. poultry industry is a large, attractive, and growing sector, driven by strong demand for and consumption of chicken in the United States. It also has a potential for growing export markets around the world.

The United States has a robust poultry industry, which makes up a significant part of the country agricultural economy. U.S. poultry farming is a large and growing sector, supported by competitive production structures, a variety of methods in poultry breeding, abundant domestic feed resources, and strong consumer appeal.

According to Poultry Global Market Report 2022, the global poultry market size is expected to grow to $493.21 billion in 2026 at a CAGR of 8.9%. Given the dynamics in the development of the poultry market, meat consumption in the U.S. is on the rise. The demand for chicken in the U.S. is linked to reduced consumption of beef and pork.

The U.S. Department of Agriculture (“USDA”) claims U.S. poultry production has a competitive advantage in the world due to abundant domestic feed resources, mainly soybean meal and corn. Poultry feeding is the key to quality and healthy human food products such as meat and eggs. Modern poultry genetics drove a dramatic increase in poultry farming, requiring less feed and time to produce chickens ready for consumption and resulting in highly competitive product prices.

Our Growth Strategy

Our growth strategy is focused on these major areas:

Expansion And Optimization

Mag Magna Corp plans to establish and grow future partner relationships with companies, ready and willing to introduce alternative to antibiotic feed additives. The initial focus is on optimizing existing facilities and incrementally expanding Company’s capabilities. We have explored opportunities and an increased demand for alternative feed additives that can be used to improve animal production, allowing us to take advantage of capacity expansion opportunities. Furthermore, the Company aims at capitalizing on prosperous export market trends for U.S. poultry feed.

Continued Product Innovation

The Company aims to coordinate with the partners to continually develop new products and processes that meet their needs, including the opportunity to expand the depth and breadth of our further product offerings.

Regulation and Environmental Matters

Our facilities and operations are subject to regulation by various federal and state agencies, including the Food and Drug Administration (“FDA”). The company seeks to meet the requirements for FDA approval for its products. We expect to obtain the approval by the time we start marketing and selling our products in the U.S.

Competition

The poultry industry is highly competitive, and some of our competitors have greater financial and marketing resources than we do. In the United States, we compete with other vertically integrated poultry companies engaged in production of feed additives.

In general, the competitive factors in the U.S. poultry industry include price, product quality, product development, brand identification, breadth of product line and customer service. Competitive factors vary by major market. In the feed additives market, we believe that competition is based on consistent quality, product development, service and price. In the U.S. retail market, we believe that product quality, brand awareness and customer service are the primary bases of competition.

Government Regulation and Product Approval

The FDA and other regulatory authorities at federal, state, and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring, and post-approval reporting of biologics such as those we are developing. We, along with third-party contractors, will be required to navigate the various preclinical, clinical and commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval or licensure of our product candidates. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not currently a party to any material proceedings. Regardless of outcome, such proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

Employees

We have 1 (one) employee as of the date of this prospectus – Oleg Bilinski, our sole officer and director. Oleg Bilinski, currently devotes as much time as needed to provide management services to company matters. After receiving funding, Mr. Bilinski plans to devote as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company. As our business and operations increase, we will assess the need for full-time management and administrative support personnel.

Offices

Our business office is located at 325 W Washington St Ste 2877 San Diego, CA 92103. There is no formal rent agreement. Our telephone number is +16204692043.

MANAGEMENT

Executive Officers and Directors

The name, age and titles of our executive officer and director are as follows:

NAME	AGE	POSITION
Executive Officers
Oleg Bilinski	62	President, Chief Executive Officer, Secretary, Treasurer and Director

Oleg Bilinski has served as our President, Chief Executive Officer, Secretary, Treasurer and Director and on our board of directors since our inception on September 20, 2021. Mr. Bilinski owns 100% of the outstanding shares of our common stock. Mr. Bilinski has extensive experience in legal and operations management.

Since 2010, Mr. Bilinski has been focused on commercial and residential real estate investments in Europe and North America. From June 2009 to August 2010, Mr. Bilinski was the President & Chief Executive Officer of Chuma Holdings, Inc., an IT-consulting company. In 2003, Mr. Bilinski launched Chatsworth Data Solutions, Inc., the Company engaged in the provision of optical mark readers. Since 1990, he has been the President of the UK International Trade Corporation, focusing on establishing business relationships between North America and Eastern Europe. Since 2005, he has consulted public companies in the area of SEC compliance, business development, and mergers and acquisitions. In 2008-2008 Mr. Bilinski has been President and CEO of Mass Petroleum Inc.

During the past ten years our President, Chief Executive Officer, Secretary, Treasurer and Director, Mr. Bilinski has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Bilinski was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.	An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Bilinski’s involvement in any type of business, securities or banking activities.

4.	Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.	Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.	Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.	Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

Term Of Office

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Wyoming Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Director Independence

Our Board of Directors is currently composed of one member, Oleg Bilinski, who does not qualify as an independent director. Our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Committees Of The Board Of Directors

Our Board of Directors has no committees. We do not have a standing nominating, compensation, or audit committee.

EXECUTIVE COMPENSATION

Our current director does not receive a compensation for his service on our Board of Directors. Our Board has the authority to fix the compensation of directors.

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on September 20, 2021 until July 31, 2022:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Oleg Bilinski, President, Treasurer, Secretary and Director	September 20, 2021 until July 31, 2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and the Director.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than Mr. Bilinski purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Bilinski, directly or indirectly, from the Company.

On November 26, 2021, we issued a total of 4,500,000 shares of Common stock to Oleg Bilinski, our president, treasurer, secretary and director in consideration of $4,500.

Further, effective December 2, 2021, Mr. Bilinski formally agreed to advance funds to the Company to loan the Company the principal sum of $60,000 for business development under a Loan Agreement. The Loan Agreement is non-binding and discretionary, bears no interest, is unsecured, and is due and payable on or before December 2, 2028.

There are no promoters of the company, and have been none, as defined in Item 404(c)(1)(i) of Regulation S-K, other than Mag Magna director Oleg Bilinski.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Oleg Bilinski	4,500,000	100%	4,500,000	52.94%

[1] The person named above may be deemed to be a” parent” and” promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Bilinski is the only” promoter” of our company.

Future sales by existing stockholders

A total of 4,500,000 shares of common stock were issued to our president, treasurer, secretary and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCQB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 4,000,000 shares of our common stock for sale at the price of $0.025 per share.

This is a self-underwritten offering, and Mr. Bilinski, our president, treasurer, secretary and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to his for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Bilinski will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our president, treasurer, secretary and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our president, treasurer, secretary and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our president, treasurer, secretary and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our president, treasurer, secretary and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our president, treasurer, secretary and director must restrict his participation to any one or more of the following activities:

a. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our president, treasurer, secretary and director;

b. Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

c. Performing ministerial and clerical work involved in effecting any transaction.

Our president, treasurer, secretary and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

▪	execute and deliver a subscription agreement; and
▪	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Mag Magna Corp. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0010 per share. As of November 26, 2021, there were 4,500,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our president, treasurer, secretary and director, Oleg Bilinski owns all 4,500,000 shares of our common stock currently issued and outstanding.

Preferred Stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, see “Executive and Director Compensation—Limitations of Liability and Indemnification Matters.”

Material United States Federal Income Tax Consequences to Non-U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the Code) Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the IRS) in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstance, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to non-U.S. Holders subject to special rules, including, without limitation:

-	U.S. expatriates and former citizens or long-term residents of the United States;

-	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

-	banks, insurance companies, and other financial institutions;

-	brokers, dealers or traders in securities;

-	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

-	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

-	tax-exempt organizations or governmental organizations;

-	persons deemed to sell our common stock under the constructive sale provisions of the Code;

-	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

-	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

-	tax-qualified retirement plans; and

-	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

-	an individual who is a citizen or resident of the United States;

-	a corporation created or organized under the laws of the United States, any state thereof;

-	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

-	a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by LinnLaw Corporation, address: 1100 Melody Lane, Suite 2001, Roseville, CA 95678.

EXPERTS

Ben, BF Borgers CPA PC, independent registered public accounting firm, has audited our financial statements as of July 31, 2022, as set forth in their report. Ben, BF Borgers CPA PC has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Upon the closing of this offering, we will be required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

Upon the closing of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available at the website of the SEC referred to above. We maintain a website at https://magmagna.com. Upon the closing of this offering, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

MAG MAGNA CORP

FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Ben, BF Borgers CPA PC. Our financial statements for the period ended April 30, 2022 and July 31, 2022 immediately follow.

Mag Magna Corp

FINANCIAL STATEMENTS

As of April 30, 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Mag Magna Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mag Magna Corp (the "Company") as of April 30, 2022, the related statement of operations, stockholders' equity (deficit), and cash flows for the period September 20, 2021 (Inception) through April 30, 2022 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2022, and the results of its operations and its cash flows for the period September 20, 2021 (Inception) through April 30, 2022, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2022

Lakewood, CO

November 25, 2022

MAG MAGNA CORP

BALANCE SHEET

April 30, 2022 (audited)
ASSETS
Current Assets
Checking/Savings
Сash and Cash Equivalents	4,501
Total Checking/Savings	4,501
Total Current Assets	4,501
Fixed Assets
Website Development	2,950
Total Fixed Assets	2,950
TOTAL ASSETS	7,450
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	2,950
Total Accounts Payable	2,950
Other Current Liabilities
Loan from Related Parties	-
Total Other Current Liabilities
Total Current Liabilities	2,950
Total Liabilities	2,950
Equity
Capital Stock	4,500
Retained Earnings	0
Net Income	1
Total Stockholders’ deficit	4,501
TOTAL LIABILITIES & STOCKHOLDER`S DEFICIT	7,451

The accompanying notes are an integral part of these financial statements.

MAG MAGNA CORP

STATEMENT OF OPERATIONS

September 20, 2021 (Inception date) - April 30, 2022 (audited)
Revenues	-
Total Revenues	-
Operating Expenses
General and administrative expenses	-
Bank service charges	-
Total operating expenses	-
Net loss from operations	-
Other Income	1
Provision for income taxes	-
Net Income/Loss	1

Loss per common share – Basic & Diluted	-

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,500,000

The accompanying notes are an integral part of these financial statements.

MAG MAGNA CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM SEPTEMBER 20, 2021 TO APRIL 30, 2022 AND JULY 31, 2022

	Number of common		Additional Paid-in- Capital	Accumulated deficit	Total
	Shares	Amount

Balance as of September 20, 2021	-	$-	$-	$-	$-
Common shares issued for cash at $0.001	4,500,000	4,500			4,500
Net Income for the period September 20, 2021 - April 30, 2022	-	-	-	1	1

Balance as of April 30, 2022	4,500,000	$4,500	$-	$1	$4,501

The accompanying notes are an integral part of these condensed unaudited financial statements.

MAG MAGNA CORP

STATEMENTS OF CASH FLOWS

September 20, 2021 (Inception date) - April 30, 2022 (audited)
OPERATING ACTIVITIES
Net Income	$-
Adjustments to reconcile Net Income to net cash provided by operations:
Prepaid Expense	0
Cash Flows from Operating Activities	-
FINANCING ACTIVITIES
Capital Stock	$4,500
Director's Loan	-
Cash Flows from Financing Activities	-
Net cash increase for period	1
Cash at beginning of period	0
Cash at end of period	$4,501

The accompanying notes are an integral part of these condensed unaudited financial statements.

MAG MAGNA CORP

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

MAG MAGNA CORP (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on September 20, 2021 (Inception). We are engaged in developing, marketing, and selling formula for feed additives development, using new technologies and elaborations.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

MAG MAGNA CORP has incurred no loss since Inception (September 20, 2021) and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a April 30 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, "Revenue Recognition" ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the company other than those relating to Development Stage Entities discussed above.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On November 26, 2021 the Company issued 4,500,000 shares of its common stock at $0.001 per share for total proceeds of $4,500.

As of April 30, 2022, the Company had 4,500,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a promissory note.

On November 26, 2021, the Company sold 4,500,000 shares of common stock at a price of $0.001 per share to its director.

NOTE 6. COMMITMENTS AND CONTINGENCIES

-	Contractual commitments

The Company has entered into contractual payment commitments of $2,950 related to website development on January 16, 2022.

-	Litigation

The Company was not subject to any legal proceedings during the period from September 20, 2021 (Inception) to April 30, 2022 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from April 30, 2022 to the date the financial statements were issued and has determined that there are no items to disclose.

Mag Magna Corp

FINANCIAL STATEMENTS

As of July 31, 2022

MAG MAGNA CORP

BALANCE SHEETS

July 31, 2022 (unaudited)
ASSETS
Current Assets
Checking/Savings
Сash and Cash Equivalents	4,503
Total Checking/Savings	4,503
Total Current Assets	4,503
Fixed Assets
Website Development	2,950
Total Fixed Assets	2,950
TOTAL ASSETS	7,453
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	2,950
Total Accounts Payable	2,950
Other Current Liabilities
Loan from Related Parties	3,061
Total Other Current Liabilities	3,061
Total Current Liabilities	6,011
Total Liabilities	6,011
Equity
Capital Stock	4,500
Retained Earnings	0
Net Income	(3,058)
Total Stockholders’ deficit	1,442
TOTAL LIABILITIES & STOCKHOLDER`S DEFICIT	7,453

The accompanying notes are an integral part of these financial statements.

F-1

MAG MAGNA CORP

STATEMENT OF OPERATIONS

April 30, 2022 July 31, 2022 (unaudited)
Revenues	-
Total Revenues	-
Operating Expenses
General and administrative expenses	3,000
Bank service charges	61
Total operating expenses	-
Net loss from operations	(3,061)
Other Income	2
Provision for income taxes	-
Net Income/Loss	(3,059)

Loss per common share – Basic & Diluted	-

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,500,000

The accompanying notes are an integral part of these financial statements.

F-2

MAG MAGNA CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM APRIL 30, 2022 TO JULY 31, 2022

	Number of common			Additional Paid-in- Capital	Accumulated deficit	Total
	Shares	Amount

Balance as of April 30, 2022	4,500,000	$4,500		$-	$1	$4,501
Net Income for the period April 30, 2022- July 31, 2022	-	-		-	(3,059)	(3,059)
Balance as of July 31, 2022	4,500,000	$4,500	$		$(3,058)	$1,442

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-3

MAG MAGNA CORP

STATEMENTS OF CASH FLOWS

April 30, 2022- July 31, 2022 (unaudited)
OPERATING ACTIVITIES
Net Income	$(3,059)
Adjustments to reconcile Net Income to net cash provided by operations:
Prepaid Expense	0
Cash Flows from Operating Activities
FINANCING ACTIVITIES
Capital Stock	$-
Director's Loan	3,061
Cash Flows from Financing Activities
Net cash increase for period	2
Cash at beginning of period	4,501
Cash at end of period	$4,503

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-4

MAG MAGNA CORP

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

MAG MAGNA CORP (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on September 20, 2021 (Inception). We are engaged in developing, marketing, and selling formula for feed additives development, using new technologies and elaborations.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

MAG MAGNA CORP has incurred no loss since Inception (September 20, 2021) till April 30, 2022 and incurred accumulated loss of $3,059 for three months ended July 31, 2022 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a April 30 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. As of April 30, 2022 and July 31, 2022, our cash balances were $ 4,501 and $ 4,503.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, "Revenue Recognition" ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the company other than those relating to Development Stage Entities discussed above.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On November 26, 2021 the Company issued 4,500,000 shares of its common stock at $0.001 per share for total proceeds of $4,500.

As of April 30, 2022 and July 31, 2022, the Company had 4,500,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a promissory note.

On November 26, 2021, the Company sold 4,500,000 shares of common stock at a price of $0.001 per share to its director. During the period from September 20, 2021 (inception) through July 31, 2022, the Company’s sole director has loaned to the Company $3,061. This loan is unsecured, non-interest bearing and due on demand.

NOTE 6. COMMITMENTS AND CONTINGENCIES

-	Contractual commitments

The Company has entered into contractual payment commitments of $2,950 related to website development on January 16, 2022.

-	Litigation

The Company was not subject to any legal proceedings during the period from September 20, 2021 (Inception) to April 30, 2022 and July 31, 2022 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from April 30, 2022 to the date the financial statements were issued and has determined that there are no items to disclose.

F-5

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Registration Fee	$11.02
Auditor Fees and Expenses	$9,500
Legal Fees and Expenses	$1,200
TOTAL	$10,711

All amounts are estimates, other than the SEC’s registration fee.

 Item 14. Indemnification of Directors and Officers.

Bylaws of Mag Magna allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Wyoming Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Mag Magna Corp, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Item 15. Recent sales of unregistered securities

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address Date Shares Consideration

Name	Date	Shares	Consideration
Oleg Bilinski	November 26, 2021	4,500,000	$4,500

We issued the foregoing shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

Item 16. Exhibits

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

3.1	Articles of Incorporation

3.2	Bylaws

5.1	Opinion of Attorney

23.1	Consent of Auditing Firm

10.1	Loan Agreement as of December 2, 2021

99.1	Subscription Agreement

107	EX-FILING FEES

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 25, 2022.

Mag Magna Corp

By:	/s/ Oleg Bilinski
Oleg Bilinski
Director, President, Chief Executive Officer, Treasurer, and Secretary (Principal Executive, Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Oleg Bilinski
Oleg Bilinski
Director, President, Chief Executive Officer, Treasurer, and Secretary (Principal Executive, Financial and Accounting Officer)